Exhibit 99.1

February 12, 2026	Contact:	Roger Schrum
843-339-6018
roger.schrum@sonoco.com

Craig L. Nix Appointed to Sonoco Board of Directors

HARTSVLLE, S.C., U.S. – Sonoco Products Company (“Sonoco” or the “Company”) (NYSE: SON), a global leader in high-value sustainable packaging, today announced that, Craig L. Nix has been appointed to its Board of Directors (the “Board”).

Mr. Nix serves as Chief Financial Officer of First Citizens BancShares, Inc. (Nasdaq: FCNCA), a top 20 financial institution and the largest family-controlled bank in the United States, based in Raleigh, N.C. At First Citizens, he is responsible for all corporate finance functions, including accounting, financial planning and analysis, external reporting, investor relations and the tax, treasury and controller groups. Prior to taking this role in 2014, Mr. Nix served across a range of roles at First Citizens Bancorporation, Inc., based in Columbia, S.C., starting in 1999, including as Executive Vice President and Chief Financial Officer from 2001 to 2014. After First Citizens Bancorporation, Inc. merged with First Citizens in 2014, Mr. Nix was appointed to the First Citizens post-merger executive leadership team and oversaw the transition and evolution of the newly combined company’s corporate finance functions. Prior to that, Mr. Nix served as an audit manager at PricewaterhouseCoopers LLP.

“We are pleased to welcome Craig to Sonoco’s Board of Directors,” said John R. Haley, Chairman of the Board. “Craig is a seasoned and respected financial expert who has overseen significant finance-related decision-making at the highest levels of banking and business. The Board believes that Craig’s extensive experience in corporate finance, capital allocation and corporate restructuring, along with his current executive management role, will be a valuable perspective on the Board as Sonoco continues to execute its strategy, including portfolio simplification, organizational streamlining, and capital investments. As the current CFO of a top financial institution, he is well-positioned to share insight on financial operations practices to respond to and navigate changing business trends and dynamics.”

Mr. Nix is an independent member of the Board and will stand for election at the Company’s next scheduled Annual General Meeting. He joins the Company’s Audit Committee and the Financial Policy Committee.

About Sonoco

Founded in 1899, Sonoco (NYSE: SON) is a global leader in value-added, sustainable metal and fiber consumer and industrial packaging. The Company is now a multi-billion-dollar enterprise with approximately 22,500 employees working in 265 operations in 37 countries, serving some of the world’s best-known brands. Guided by our purpose of Better Packaging. Better Life., we strive to foster a culture of innovation, collaboration and excellence to provide solutions that better serve all our stakeholders and support a more sustainable future. Sonoco was named one of the World’s Most Admired Companies by Fortune in 2026 as well as one of America’s Most Admired and Responsible Companies by Fortune and Newsweek and by USA TODAY’s list of America’s Climate Leaders. For more information on the Company, visit our website at www.sonoco.com.

North Second Street

Hartsville, S.C. 29550 USA

843/383-7794

www.sonoco.com

Forward-Looking Statements

Certain statements made in this communication are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “continue,” “expect,” “future,” “next,” “positioned,” “purpose,” “strive,” “will,” or the negative thereof, and similar expressions identify forward-looking statements.

Forward-looking statements in this communication include, but are not limited to, statements regarding the effects of the changes to the board; the board’s alignment with and the Company’s ability to execute its strategy; and the Company’s ability to serve stakeholders and support a more sustainable future. These forward-looking statements are made based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, perceived opportunities, expectations, beliefs, plans, strategies, goals and objectives concerning the Company’s future financial and operating performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.

Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements. Risks and uncertainties include, among other things, risks related to the Company’s ability to execute on its strategy, including with respect to portfolio simplification, organizational streamlining, and capital investments, and achieve the benefits it expects therefrom, and the other risks, uncertainties and assumptions discussed in the Company’s filings with the Securities and Exchange Commission, including its most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors”. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.

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